Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, December 8, 2014 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Eagle Ford operations in South Texas and its Permian Basin operations in Southeast New Mexico and West Texas, today is pleased to provide the following update of its ongoing operations.

As previously announced, Matador plans to host a live conference call for its shareholders on Tuesday, December 9, 2014 at 9:00 a.m. CST. The purpose of this call is to provide Matador’s shareholders with an update on the Company’s fourth quarter performance to date, answer questions from shareholders, and discuss the Company’s outlook for the remainder of 2014 and for 2015 with Joe Foran, Chairman and CEO, and other members of Matador’s senior management team in light of the recent decline in West Texas Intermediate oil prices below $70 per barrel. The Company is studying its planned 2015 capital investment program in light of this recent decline in oil prices, but does not plan to provide specific 2015 guidance during this conference call. The Company intends to provide specific 2015 guidance at its upcoming Analyst Day scheduled for January 15, 2015 in Dallas, Texas.

To access the live conference call on December 9, 2014, domestic participants should dial (866) 515-2915 and international participants should dial (617) 399-5129. The participant passcode is 51397521. The live conference call will also be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. The replay for the event will be available on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab through Friday, January 30, 2015.

Production Update

Matador continues to achieve strong growth in both oil and natural gas production during the fourth quarter of 2014. From October 1 through November 30, 2014, Matador’s total oil equivalent production has averaged approximately 21,000 barrels of oil equivalent, or BOE, per day, representing an increase of just over 30% thus far in the fourth quarter, as compared to 16,096 BOE per day reported in the third quarter of 2014, and up 75% as compared to 11,968 BOE per day reported in the fourth quarter of 2013. The Company reaffirms that its oil, natural gas and total oil equivalent production are each expected to be at record quarterly levels in the fourth quarter of 2014.

Matador currently expects to produce in excess of 1,000,000 barrels of oil in the fourth quarter of 2014, resulting in sequential quarterly oil production growth of 20% or more, as compared to oil production of 839,000 barrels in the third quarter of 2014 and year-over-year oil production growth of 65% or more, as compared to oil production of 608,000 barrels in the fourth quarter of 2013. Given these expected production results, Matador anticipates that it will exceed the high end of its guidance range for oil production of 3.2 to 3.3 million barrels for 2014, resulting in oil production growth this year of approximately 55% or more, as compared to oil production of 2.1 million barrels in 2013. Matador attributes this better-than-expected oil production in 2014 to the continued strong execution of its development drilling program in the Eagle Ford shale, as well as to better-than-expected results from its initial wells in the Permian Basin.

Matador currently expects to produce about 5.4 billion cubic feet of natural gas in the fourth quarter of 2014, resulting in sequential quarterly natural gas production growth of approximately 40%, as compared to natural gas production of 3.8 billion cubic feet in the third quarter of 2014 and year-over-year natural gas production growth of about 83%, as compared to natural gas production of approximately 3.0 billion cubic feet in the fourth quarter of 2013. Given these expected production results, Matador anticipates that its 2014 natural gas production will end the year at about 15.3 billion cubic feet, or just below the low end of its guidance range for natural gas production of 16.0 to 17.5 billion cubic feet, primarily due to the fact that Chesapeake Energy Company (“Chesapeake”), the operator, will complete and begin producing an expected eight gross (1.9 net) Haynesville wells on the Company’s Elm Grove properties in Northwest Louisiana in mid-to-late December, rather than earlier in the fourth quarter as originally planned.

Once on production, the Company anticipates these new Haynesville wells should add approximately 15 million cubic feet per day to Matador’s average daily natural gas production, which has averaged about 57.4 million cubic feet per day during the months of October and November 2014. Matador continues to be very pleased with the early performance of the nine gross (2.0 net) Haynesville wells previously completed and placed on production this year by Chesapeake, each of which continues to produce between 8 and 12 million cubic feet (gross) of natural gas per day, representing approximately 17 million cubic feet of natural gas per day net to Matador’s interest. The Company’s average daily natural gas production has more than doubled this year from an average daily production of 27.4 million cubic feet of natural gas per day during the first quarter of 2014 to its current rate of 57.4 million cubic feet of natural gas per day thus far in the fourth quarter of 2014. If all eight additional Chesapeake-operated Haynesville wells are placed on production prior to the end of December, Matador would expect to begin 2015 with natural gas production in the range of 70 to 75 million cubic feet of natural gas per day.

Operations Update

At December 8, 2014, Matador is operating four drilling rigs - two in the Permian Basin in Southeast New Mexico and West Texas and two in the Eagle Ford shale in South Texas. Matador expects to begin operating a third Permian rig by mid-December. Matador’s two Eagle Ford rigs are currently operating in La Salle County and Karnes County, Texas, respectively. Matador has recently completed three new Eagle Ford wells on its Martin Ranch lease in La Salle County, which are currently being placed on production. The Company will also be completing four new wells on its Pena lease in La Salle County during December, but these wells are not expected to be placed on production until early January 2015.

As part of the ongoing review of its capital investment program for 2015 and the fact that almost all of Matador’s Eagle Ford acreage is held by production, Matador is considering scaling back its Eagle Ford program in 2015, while continuing to focus on its development and delineation drilling program in the Permian Basin. As of the end of 2014, almost all of the Company’s acreage in the Eagle Ford shale will be held by production and only six to eight Eagle Ford wells will need to be drilled to hold any of those leases subject to expiration in the next twelve to fifteen months. As a result, the Company is considering drilling only those necessary Eagle Ford wells to extend acreage beyond 2015 in order to focus more of its capital investment on its Permian Basin properties. This decision would lead to an effective 4-rig program for 2015, with three rigs running full-time in the Permian Basin and a fourth rig drilling early in the year in the Eagle Ford and then later in the year in the Permian. Additional details as to Matador’s plans for drilling in both the Eagle Ford and the Permian Basin will be provided at the Company’s upcoming Analyst Day on January 15, 2015.

In the event Matador should elect to scale back its Eagle Ford operations in 2015, investors are reminded that the undeveloped oil volumes and the approximately 250 gross (200 net) identified drilling locations in the Eagle Ford remain available to be developed by Matador at a future time. The Company already has indications from certain of its vendors that service costs may decline as much as 20% or more in light of the recent decline in oil prices. As a result of the Company’s strong execution in the Eagle Ford over the past three years, this asset has become more of an “oil bank” that Matador can return to at a future time. The same remains true for Matador’s Haynesville assets in Northwest Louisiana, which remain a “gas bank” of approximately 375 billion cubic feet for future drilling at those times when natural gas prices support strong returns from these properties, as Matador has experienced from the recent non-operated Haynesville wells drilled on the Company’s Elm Grove properties. Matador also retains all of its Cotton Valley rights in Northwest Louisiana, also held by production, as another “gas bank” of approximately 225 billion cubic feet.

Permian Basin Update - Southeast New Mexico and West Texas

At December 8, 2014, Matador is operating two drilling rigs on its Permian Basin acreage in Southeast New Mexico and West Texas - one in the Wolf Prospect area and one in the Rustler Breaks prospect area. Matador will begin operating a third Permian rig by mid-December, and this rig will initially be deployed in the Wolf Prospect area.

In the Wolf prospect area in Loving County, Texas, Matador continues to be very pleased with the results of its initial wells, the Dorothy White #1H, the Norton Schaub #1H, the Johnson 44-02S-B53 #204H and the Arno #1H wells, each of which was completed in the Wolfcamp “A” formation.

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The Dorothy White #1H has produced approximately 261,000 BOE, including 180,000 barrels of oil (69% oil) in eleven months of production and is currently producing close to 500 barrels of oil and 1.4 million cubic feet of natural gas per day at almost 1,900 pounds per square inch, or psi, flowing surface pressure. As previously reported, Matador estimates this well is on track for an estimated ultimate recovery of approximately 1,000,000 BOE.

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The Norton Schaub #1H has produced almost 100,000 BOE, including 68,000 barrels of oil (68% oil), in four months of production. This well is currently shut-in during the fracture treatment of an offsetting well, but prior to shut-in, was producing almost 400 barrels of oil per day and 1.2 million cubic feet of natural gas per day at approximately 1,700 psi flowing surface pressure. The Company estimates that this well is on track for an estimated ultimate recovery of approximately 700,000 BOE.

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The Johnson 44-02S-B53 #204H has produced almost 74,000 BOE, including 47,000 barrels of oil (63% oil) in just over two months of production and is currently producing over 650 barrels of oil and 2.4 million cubic feet of natural gas per day at about 2,600 psi flowing surface pressure. At present, this well is closely tracking the early performance of the Dorothy White #1H well.

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The Arno #1H well flowed 1,110 BOE per day, including 300 barrels of oil per day (27% oil) and 4.9 million cubic feet of natural gas per day at approximately 4,100 psi surface pressure on a 26/64th inch choke during its 24-hour initial potential test. This well is still shut-in pending the completion of county road repairs following the recent flooding in this area. This well is ready to be placed on production as soon as the county road crews complete their work, which is anticipated to be only a few more days.

The Company is currently drilling the second well on its Barnett lease in the northern portion of the Wolf prospect. The first of these two Barnett wells was drilled in the “X-sand” interval (where all other Wolfcamp “A” wells have been completed thus far), and the second well is being drilled in a slightly deeper “Y-sand” interval of the Wolfcamp “A” formation at 80-acre spacing. Both wells will be completed following the drilling of the second Barnett well to determine both the productivity of the “Y-sand” target and the viability of completing these two intervals in a “W-type” pattern at 80-acre spacing across Matador’s Wolf acreage. In addition, Matador is currently completing an offset to the Norton Schaub #1H well in the Wolf prospect area, the Norton Schaub 84-TTT-B33-WF #2010H well. This is Matador’s first test of a deeper target in the Wolfcamp “A” formation, below both the “X-sand” and “Y-sand” intervals. This test is also intended to determine the productivity of yet another Wolfcamp “A” target in the Wolf prospect area. With the delivery of its third Permian rig, the Company will also begin drilling its Billy Burt lease, which is in the most northwestern portion of its Wolf prospect area. The initial wells drilled on this lease will test the “X-sand” of the Wolfcamp “A” formation. Matador expects to release the results of these new wells in the Wolf prospect area at various times during the first quarter of 2015.

In the Ranger Prospect area in Lea County, New Mexico, Matador’s two Second Bone Spring wells continue to perform very well.

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The Ranger 33 State Com #1H well has produced 170,000 BOE, including 155,000 barrels of oil (91% oil), after about thirteen months of production and currently continues to produce 300 barrels of oil per day with gas lift-assist. As previously reported, Matador estimates this well is on track for an estimated ultimate recovery of approximately 500,000 BOE, although given its continued strong performance, the Company may increase the well’s estimated ultimate recovery and reserves at year end.

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The Pickard State 20-18-24 #1H well has produced 55,000 BOE, including 51,000 barrels of oil (93% oil), after about 4.5 months of production and currently continues to produce about 350 barrels of oil per day with gas-lift assist. This well appears to be on track for an estimated ultimate recovery of about 400,000 BOE.

Production from the Company’s Pickard State 20-18-24 #2H well, the Wolfcamp “D” completion in the Ranger prospect area, has continued to be relatively flat since Matador’s last report on November 5, 2014. The well is still producing about 180 to 200 BOE per day, including 130 to 150 barrels of oil per day with gas lift assist. As previously reported, Matador is encouraged by the geopressured nature of this horizon, other zones of interest and the relatively stable production rate of this current completion in the Wolfcamp “D” formation and expects to drill additional tests in this area in the future targeting other potential completion intervals identified in the Wolfcamp “D” formation.

In the Rustler Breaks Prospect area in Eddy County, New Mexico, Matador is drilling the first well on its Guitar lease, a Wolfcamp “A” test in the southeastern portion of its Rustler Breaks acreage. Matador’s initial well in this area, the Rustler Breaks 12-24-27 #1H, a Wolfcamp “B” completion, has produced 125,000 BOE in six months, including 55,000 barrels of oil (44% oil) and is currently producing about 150 barrels of oil and 1.3 million cubic feet of natural gas per day at 900 psi flowing surface pressure. The Rustler Breaks 12-24-27 #1H continues to produce above Matador’s Wolfcamp “B” type curve for this area and appears to be on track for an estimated ultimate recovery of approximately 600,000 BOE.

Hedging Positions

From time to time, Matador uses derivative financial instruments to mitigate its exposure to commodity price risk associated with oil, natural gas and natural gas liquids prices and to protect its cash flows and borrowing capacity. The Company has added to its natural gas hedging positions as opportunities have presented themselves in recent weeks.

At December 8, 2014, Matador had the following hedges in place, in the form of costless collars and swaps, for 2015.

•	Approximately 1.7 million barrels of oil at a weighted average floor price of $83 per barrel and a weighted average ceiling price of $100 per barrel.

•	Approximately 10.4 billion cubic feet of natural gas at a weighted average floor price of $3.80 per MMBtu and a weighted average ceiling price of $4.82 per MMBtu.

•	Approximately 3.8 million gallons of natural gas liquids at a weighted average price of $1.02 per gallon.

Compared to current strip prices for oil, natural gas and natural gas liquids, Matador estimates its hedges currently in place could protect the Company’s cash flows by as much as $30 million in 2015.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Currently, Matador has two drilling rigs operating in South Texas and two drilling rigs operating in Southeast New Mexico and West Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com